Exhibit 10.4

SECURITY AGREEMENT (TRADEMARK)

This SECURITY AGREEMENT (TRADEMARK) (this "Agreement") is entered into as of July 16, 2012, between H.D.D. LLC, a California limited liability company, with its chief executive office located at 5610 Dry Creek Road, Healdsburg, California 95448 (the "Borrower") and Bank of the West, a California banking corporation, with an address of 700 Main Street, Suite 212, Napa, California 94559 (the "Lender").

FOR VALUE RECEIVED, and in consideration of the granting by the Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents to and agrees with the Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.    GRANT OF SECURITY INTEREST

1.1           Grant of Security Interest.  In consideration of the Lender's extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to the Lender a security interest in, and a lien on the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Lender as security for the payment and performance of all Obligations (as hereinafter defined), including without limitation, all amounts due and owing to the Lender and all obligations respecting, by H.D.D. LLC in favor of the Lender (the "Note"; and collectively, along with all other agreements, documents, certificates and instruments delivered in connection therewith, collectively the "Loan Documents").  This Agreement does not create nor is it intended to create a present assignment of the Collateral.

1.2           Definitions. The following definitions shall apply to this Agreement:

(a)         "Code" shall mean the Uniform Commercial Code of California as amended from time to time.

(b)         "Collateral" shall mean all of Borrower's present and future right, title and interest in and to:

(i)             The trademarks described on Schedule 1;

(ii)            All rights to license and use such trademarks and all rights, claims and interest under licensing and other contracts pertaining to;

(iii)           All rights (but not the obligation) to register with respect to the Collateral claims under any state, federal or foreign trademark law or regulation;

(iv)           All rights, claims and interest under licensing and other contracts pertaining to the Collateral;

(v)            All goodwill and general intangibles associated with the Collateral;

(vi)           All rights (but not the obligation) to maintain claims for past, present and future infringements of the Collateral and the right to enforce same; and

(vii)          All products and proceeds of the forgoing.

(c)         "Debtors" shall mean any licensee of Collateral and any other Person who is indebted to the Borrower in respect of the Collateral.

(d)         "Obligation(s)" shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts, liquidated or unliquidated, owing by Borrower to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to the Lender; or are due indirectly by Borrower to the Lender as endorser, guarantor or other surety, or as borrower of obligations due third Persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to the Lender from time to time and all costs and expenses referred to in this Agreement.

(e)         "Person" or "party" shall mean individuals,  partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

1.3           Ordinary Course of Business. The Lender hereby authorizes and permits Borrower to hold the Collateral, all in the ordinary course of Borrower's business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Lender's security interest or other right hereunder in the proceeds resulting therefrom. The Lender also hereby authorizes and permits Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at Borrower's own cost and expense, and also liability, if any, subject to the direction and control of the Lender at all times; and the Lender may at any time, without cause or notice, and whether or not an Event of Default has occurred or demand has been made, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to Borrower with reference to the Collateral, and notify Debtors to make all payments due as proceeds of the Collateral to the Lender. Until Lender shall otherwise notify Borrower, all proceeds of and collections of Collateral shall be retained by Borrower and used solely for the ordinary and usual operation of Borrower's business.  From and after notice by Lender to Borrower, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower's other funds or deposited in any Lender account of Borrower, and Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

1.4           Allowances. Absent an Event of Default Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Lender's written consent in each instance) as Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory.

1.5           Records.  Borrower shall hold its books and records relating to the Collateral segregated from all Borrower's other books and records in a manner satisfactory to the Lender; and shall deliver to the Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and Borrower will deliver to the Lender promptly at the Lender's request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as the Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Lender's security interest in the Collateral.

1.6           Legends. Borrower shall promptly make, stamp, or record such entries or legends on Borrower's books and records or on any of the Collateral (including, without limitation, chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral.

1.7           Inspection. The Lender, or its representatives, at any time and from time to time, shall have the right at the sole cost and expense of Borrower, and Borrower will permit the Lender and/or its representatives: (a) to examine, check, make copies of or extracts from any of Borrower's books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or Borrower's compliance with the provisions of this Agreement.

1.8           Search Reports.  Lender shall receive prior to the date of this Agreement UCC search results under all names used by the Borrower during the prior 5  years, from each jurisdiction where any Collateral is located, from the State, if any, where the Borrower is organized and registered (as such terms are used in the Code), and the State where the Borrower's chief executive office is located. The search results shall confirm that the security interest in the Collateral granted Lender hereunder is prior to all other security interests in favor of any other Person. In addition, at Lender's request made from time to time before or after the date of this Agreement, Lender shall receive such searches of the records of the United States Patent and Trademark Office and of any other analogous records in any other jurisdiction confirming the priority of the security interest and lien of Lender on the Collateral reflected in such records.

2.              REPRESENTATIONS AND WARRANTIES

2.1           Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and, unless the Lender agrees otherwise, no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by Borrower will be delivered to the Lender (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Lender immediately upon receipt thereof by Borrower, with such assignments and endorsements thereof as the Lender may request.

2.2           Title to Collateral. At the date hereof Borrower is (and as to Collateral that Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender), credits, defenses, recoupments, set-offs or counterclaims whatsoever. Borrower has and will have full power and authority to grant to the Lender a security interest in the Collateral and Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of Borrower's right, title or interest therein), to any Person other than the Lender. The Collateral is and will be valid and genuine in all respects. Borrower will warrant and defend the Lender's right to and interest in the Collateral against all claims and demands of all Persons whatsoever.

2.3           Location of Collateral.  Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each location where Borrower's records relating to the Collateral are kept, and shall not remove such records or any of them to another location without giving Bank at least 30 days prior written notice thereof.

2.4           Third Parties. The Lender shall not be deemed to have assumed any liability or responsibility to Borrower or any third Person for the correctness, validity or genuineness of any item of Collateral that may be released or endorsed to Borrower by the Lender (which shall automatically be deemed to be without recourse to the Lender in any event) and the Lender, by accepting such security interest in the Collateral, or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any Debtor or to any other third party, and Borrower agrees to indemnify and defend the Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

2.5           Payment of Accounts. Each account or other item of Collateral will be paid on or before the date due pursuant to the contracts relating thereto.  Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, Borrower will immediately notify the Lender thereof.

3.          COVENANTS

3.1           Inspection.  Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Lender and the Lender's representatives and will permit inspection of the Collateral and all of its properties by the Lender and the Lender's representatives. Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its sole discretion with respect to the Obligations or the Lender's security interest in the Collateral. Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where Borrower's records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Lender at least 30 days prior written notice thereof.

3.2           Notice to Debtors.  Borrower agrees, at the request of the Lender, to notify all or any of the Debtors in writing of the Lender's security interest in the Collateral in whatever manner the Lender requests and, hereby authorizes the Lender to notify all or any of the Debtors of the Lender's security interest in Borrower's accounts at Borrower's expense.

3.3           Taxes.   Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Lender may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

3.4           Maintenance. Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition.  Borrower will immediately notify the Lender of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. The Lender may, at its option, from time to time, take any other action that the Lender may deem proper to repair, maintain or preserve any of the Collateral, and Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

3.5           Insurance. Borrower will maintain in force property and casualty insurance on all Collateral and any other property of Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender's approval; and all such policies shall provide that they may not be canceled without first giving at least 30 days written notice of cancellation to the Lender. In the event that Borrower fails to provide evidence of such insurance, the Lender may, at its option, secure such insurance and charge the cost thereof to Borrower.  At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations.  From and after the occurrence of an Event of Default, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

4.           DEFAULT

4.1           Default. “Event of Default” shall mean default of any liability, obligation, covenant or undertaking of Borrower hereunder or the occurrence of an event of default under any of the Loan Documents including without limitation under any note evidencing any of the Obligations and, with respect to any Obligation due and payable on DEMAND, the failure of any such Obligation to be paid upon DEMAND.

4.2           Acceleration. If an Event of Default shall occur, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred.   In addition, regardless of whether the Lender has declared all Obligations to be immediately due and payable, Lender may exercise any action set forth below.

The Lender is hereby authorized, at its election, after an Event of Default or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that 10 days written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Borrower shall waive and release after default upon the Lender's request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide.  No purchaser at any sale (public or private) shall be responsible for the application of the purchase money.  Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to the Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for repayment of the same, with interest.  Upon demand by the Lender, Borrower shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and Borrower. Borrower hereby acknowledges that the Lender has extended credit and other financial accommodations to Borrower upon reliance of Borrower's granting the Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and Borrower hereby acknowledges that the Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

The Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, Borrower hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

4.3           Power of Attorney.   Borrower hereby irrevocably constitutes and appoints the Lender as Borrower's true and lawful attorney, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of the Lender, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases  or waivers,  compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which the Lender has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender shall designate; to endorse the name of Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect the Lender's security interest. The Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Borrower except for its own gross negligence or willful misconduct.  All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any guarantor or surety to the Lender shall remain unpaid or the Lender is obligated under this Agreement to extend any credit to Borrower.

4.4           Nonexclusive Remedies. All of the Lender's rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. No course of dealing and no delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

5.           MISCELLANEOUS

5.1           Costs and Expenses.  Borrower shall pay to the Lender on demand any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender's rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender's security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

5.2           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

5.3           Severability.  If any provision of this Agreement or portion of such provision or the application thereof to any Person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other Persons or circumstances shall not be affected thereby.

5.4           Headings. The headings herein set forth are solely for the purpose of identification and have no legal significance.

5.5           Conflicting Provisions. To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

5.6           Complete Agreement  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter. This Agreement may be amended only by an instrument in writing signed by Borrower and Lender.

5.7           Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Lender shall be entitled to rely thereon) until released in writing by the Lender.  Notwithstanding any such termination, the Lender shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Lender prior to such termination.  The Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Lender; and the Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Borrower may not assign or transfer any of its rights or obligations under this Agreement.  Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

5.8           Further Assurances.   Borrower will from time to time execute and deliver to Lender such documents, and take or cause to be taken, all such other or further action, as Lender may request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Lender the security interest in the Collateral granted to the Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, Borrower authorizes the Lender to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction.   Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Lender promptly upon request.  In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to  Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain "control" (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and the preservation of its rights therein. Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.

5.9           Terms of Agreement.  This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or the Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

5.10          Notices.  Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices or other documents sent under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer of agent of Borrower or Lender, or if mailed by registered or certified mail, return receipt requested, addressed to Borrower at 5610 Dry Creek Road, Healdsburg, CA 95448 or Lender at the address set forth in the Loan Agreement or as any party may from time to time designate by written notice to the other party.

5.11          Governing Law. This Agreement shall be governed by federal law applicable to the Lender and, to the extent not preempted by federal law, the laws of the State of California without giving effect to the conflicts of laws principles thereof.

5.12          Reproductions.  This Agreement and all documents which have been or may be hereinafter furnished by Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

5.13          Jurisdiction and Venue.  Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Agreement.   Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to Borrower's address shown in this Agreement or as notified to the Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

5.14          Civil Code Section 2822.  In the event that at any time, a surety is liable upon only a portion of Borrower's obligations under the Loan Documents and Borrower provides partial satisfaction of any such obligation(s), Borrower hereby waives any right it would otherwise have, under Section 2822 of the California Civil Code, to designate the portion of the obligations to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by the Lender rather than Borrower.

5.15          Waiver Of Jury Trial. THE BORROWER AND LENDER ACKNOWLEDGE THAT THE RIGHT TOTRIAL BY JURY IS A CONSTITUTIONAL RIGHT, AND THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW EACH PARTY, AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR TRANSACTION BETWEEN THE PARTIES.

5.16          Judicial Reference Provision. In the event the above Jury Trial Waiver is unenforceable, the parties elect to proceed under this Judicial Reference Provision. With the exception of the items specified below, any controversy, dispute or claim between the parties relating to this Agreement or any other document, instrument or transaction between the parties (each, a Claim), will be resolved by a reference proceeding in California pursuant to Sections 638 et seq. of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to reference. Venue for the reference will be the Superior Court in the County where real property involved in the action, if any, is located, or in a County where venue is otherwise appropriate under law (the Court). The following matters shall not be subject to reference; (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including without limitation set-off), (iii)appointment of a receiver,  and (iv) temporary, provisional or ancillary remedies(including without limitation writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). The exercise of, or opposition to, any of the above does not waive the right to a reference hereunder.

The referee shall be selected by agreement of the parties. If the parties do not agree, upon request of any party a referee shall be selected by the Presiding Judge of the Court. The referee shall determine all issues in accordance with existing case law and statutory law of the State of California, including without limitation the rules of evidence applicable to proceedings at law.  The referee is empowered to enter equitable and legal relief, and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision, and pursuant to CCP §644 the referee's decision shall be entered by the Court as a judgment or order in the same manner as if tried by the Court. The final judgment or order from any decision or order entered by the referee shall be fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial if granted, will be a reference hereunder. AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, EACH PARTY AGREES THAT ALL CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT A JURY.

Executed as of July 16, 2012.

Borrower: H.D.D LLC

By:	/s/ Phillip L. Hurst
Phillip L. Hurst, Manager

By:	/s/ William R. Hambrecht
William R. Hambrecht, Manager

By:	/s/ Paul E. Dolan, III
Paul E. Dolan, III, Manager

By:	/s/ Heath E. Dolan
Heath E. Dolan, Manager

By:	/s/ J. Barrie Graham
J. Barrie Graham, Manager

By:	/s/ Daniel A. Carroll
Daniel A. Carroll, Manager

Accepted: Bank of the West

By:	/s/ Jeff Clark
Name: Jeff Clark
Title: Vice President

Schedule 1

WORD/MARK	SERIAL NUMBER	FILING DATE	REGISTRATION DATE	REGISTRATION NUMBER
TRUETT HURST	77374759	January 17, 2008	April 21, 2009	3609857